UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): August 29, 2008 (August 26, 2008)
PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number:  1-9900

Maryland	86-0602478
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
233 Wilshire Blvd., Suite 830, Santa Monica, CA 90401
(Address of Principal Executive Offices, Including Zip Code)
310-395-2083
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Pacific Office Properties, L.P. (the “Operating Partnership”), the operating partnership of which Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), is the general partner, has entered into a Credit Agreement dated as of August 25, 2008 (the “Credit Facility”) with KeyBank National Association (“KeyBank”) and KeyBanc Capital Markets.
The Credit Facility provides that up to $40 million may be borrowed on a revolving basis by the Operating Partnership, subject to the satisfaction of certain conditions, of which $30 million is presently committed and immediately available. Borrowings in excess of $30 million are subject to certain additional conditions and must be requested by the Operating Partnership before February 25, 2009. Amounts borrowed under the Credit Facility bear interest at LIBOR plus 3.5 percent or at KeyBank’s prime rate plus 2.25 percent, at the Operating Partnership’s election. No borrowings were immediately made under the Credit Facility. The Operating Partnership is permitted to use the proceeds of the loan to fund the acquisition of new real estate related assets, capital expenditures and short term operating expenses related to real estate assets unless otherwise agreed by KeyBank.
The Credit Facility matures on August 25, 2010, but may be extended to February 25, 2011 at the election of the Operating Partnership, subject to certain conditions. The Credit Facility is secured by certain interests in real estate of the Operating Partnership and is guaranteed by the Company and by a subsidiary of the Operating Partnership owning an interest in real estate. In addition, obligations of the Company and the Operating Partnership to Pacific Office Management, Inc., the external advisor of the Company and the Operating Partnership that is owned and controlled by Jay H. Shidler, the Chairman of the Company, and certain related parties of The Shidler Group, and other related party obligations have been subordinated to obligations under the Credit Facility.
The Credit Facility contains customary financial and other covenants, including covenants as to maximum leverage ratio, fixed charge coverage and minimum consolidated tangible net worth, and other customary terms and conditions.
This description of the Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Credit Facility filed as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated as of August 25, 2008 with KeyBank National Association and KeyBanc Capital Markets.

Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.
Dated: August 29, 2008	By:	/s/ James M. Kasim
		Name:	James M. Kasim
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement dated as of August 25, 2008 with KeyBank National Association and KeyBanc Capital Markets.